UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024 (January 14, 2024)

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Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2024, Jordan Davis resigned (i) as Chief Executive Officer of Volcon, Inc. (the “Company”) effective February 2, 2024, and (ii) as a member of the Company’s Board of Directors (the “Board”) effective February 2, 2024. Mr. Davis informed the board that he is leaving for personal reasons and to pursue other professional opportunities. The Company is conducting a search for Mr. Davis’ successor as Chief Executive Officer. Mr. Davis’ resignation from the Board was not a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. The Company intends to enter into a 30-day consulting agreement with Mr. Davis for fees totaling $12,500, which will end on March 3, 2024.

On January 16, 2024, the Board appointed Greg Endo, the Company’s current Chief Financial Officer as Interim Chief Executive Officer and principal executive officer of the Company effective February 2, 2024.

Mr. Endo, age 58, has served as has served as the Company’s Chief Financial Officer since June 7, 2021. The information required by Items 401(b), (d), and (e) and Item 404(a) of Regulation S-K regarding Mr. Endo was previously reported in the Company’s Definitive Proxy Statement filed with the SEC on April 3, 2023 and is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon, Inc.
(Registrant)

Date: January 19, 2024	/s/ Greg Endo
Greg Endo Chief Financial Officer

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